SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 14, 2005

Thomas Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22010	72-0843540
(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 869-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 14, 2005, the Company amended the employment agreement with its President and Chief Executive Officer, James T. Taylor. This second amendment to the employment agreement is retroactively effective on August 1, 2004 (the first amended employment agreement was filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002). This second amendment provides for a base salary of $435,000, an annual incentive based on the Company’s operating profit and revenue, and a $225,000 bonus for his services as CEO and CFO during 2004. The term of employment under this agreement expires December 31, 2006.  The agreement also provides for severance benefits based on certain multiples of base pay in the event of involuntary termination or change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	February 15, 2005	By:	/s/ James T. Taylor
James T. Taylor,
President & Chief Executive Officer